Exhibit 99.1 NEWS RELEASE
MICROCHIP CONTACT: J. Eric Bjornholt - CFO(480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES ACQUISITION
OF ISSC TECHNOLOGIES
Expands Microchip’s solutions for Bluetooth, Wireless and IoT Markets

Chandler, Arizona and Hsinchu, Taiwan – May 22, 2014 – Microchip Technology Incorporated (NASDAQ:MCHP), a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, and ISSC Technologies Corporation (ISSC) (TW OTC:5261) today announced that Microchip has signed a definitive agreement to acquire ISSC, a leading provider of low power Bluetooth and advanced wireless solutions for the Internet Of Things (IoT) market. ISSC is publicly traded on the GreTai Securities Market and is headquartered in Hsinchu, Taiwan (Hsinchu Science Park) with customer service or research activities in Shenzhen, China and Torrance, California. In calendar year 2013, ISSC had net sales of US$69.2 million and an operating margin of 18.9% based on their reported results under International Financial Reporting Standards.

Under the terms of the transaction, Microchip will commence a tender offer to acquire all of the outstanding shares of ISSC for New Taiwan (NT)$143 per share (approximately US$4.74 per share, based on an assumed exchange rate of NT$30.15 per US$) in cash, and acquire any remaining shares pursuant to a follow-on merger at NT$143 per share minus any dividends paid by ISSC prior to the close of the transaction. The transaction represents a total equity value of about NT$9.9 billion (approximately US$328.5 million), and a total enterprise value of about NT$8.9 billion (approximately US$294.3 million), after excluding ISSC’s cash and investments on its balance sheet of approximately NT$1 billion (approximately US$34.2 million). The acquisition is expected to be accretive to Microchip’s non-GAAP earnings per share in the first full quarter after completion of the tender offer at which time Microchip will own the majority of the outstanding shares of ISSC and consolidate its financial statements with Microchip’s.

The acquisition has been approved by the Boards of Directors of each company. The tender offer is expected to close in the third quarter of calendar 2014. The follow-on merger is expected to close in the fourth quarter of calendar 2014, subject to approval of the follow-on merger by ISSC stockholders,

- - more - -

Microchip Technology and ISSC
Announce Acquisition of
ISSC by Microchip

regulatory approvals and other customary closing conditions. In connection with the transaction, Microchip has entered into an agreement with certain ISSC shareholders holding approximately 28 percent of the outstanding shares of ISSC pursuant to which such shareholders have committed to tender approximately 17 percent of the outstanding shares of ISSC, which represents all unrestricted ISSC shares owned by them.

“We are delighted to have ISSC join the Microchip team. ISSC’s deep domain knowledge in Bluetooth and wireless technologies, and strong position in the Consumer markets, complement many of Microchip’s initiatives in wireless and IoT areas. We believe that combining ISSC’s strengths in wireless products and technology with Microchip’s brand, channel and operational strengths will enable significant cross selling opportunities,” said Ganesh Moorthy, COO of Microchip Technology.

“We are pleased to join Microchip Technology, a premier company in the semiconductor industry. Microchip has demonstrated consistent profitability, technology leadership and growth in its core businesses. We believe that this acquisition provides the best vehicle for us to realize significant value for ISSC shareholders, as well as the opportunities from scale of the much stronger sales and manufacturing platforms of Microchip,” said Max Wu, Chairman of ISSC.

“This transaction represents the first major overseas acquisition by Microchip and the purchase will be funded with a portion of Microchip’s foreign cash and will not require any additional borrowings from our line of credit. We believe the combination of a very strategic transaction that provides low power Bluetooth technology, ISSC’s strengths and capabilities and our use of foreign cash makes this a compelling transaction for the shareholders of both companies,” said Steve Sanghi, Microchip’s President and CEO.

Conference Call Information and Availability of Presentation Materials:

Microchip will host a conference call today, May 22, 2014 at 8:30 a.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 29, 2014.

A telephonic replay of the conference call will be available at approximately 12:00 p.m. (Eastern Time) on May 22, 2014 and will remain available until 5:00 p.m. (Eastern Time) on May 29, 2014. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 9153635.

- - more - -

Microchip Technology and ISSC
Announce Acquisition of
ISSC by Microchip

You may also view certain presentation materials that we will refer to on the conference call on Microchip’s website at www.microchip.com. The same presentation materials will be available on the webcast of the conference call listed above.

Forward Looking Statements:

The statements in this release relating to expecting the acquisition to be accretive to Microchip’s non-GAAP earnings per share in the first full quarter after completion of the tender offer, expecting the tender offer to close in the third quarter of calendar 2014, expecting the follow-on merger to close in the fourth quarter of calendar 2014, ISSC complementing many of Microchip’s initiatives, combining ISSC’s strengths with Microchip’s strengths will enable significant cross selling opportunities, belief that the acquisition provides the best vehicle for ISSC to realize significant value for its shareholders, as well as the opportunities from scale, the purchase price being funded with a portion of Microchip’s foreign cash and will not require any additional borrowings, belief that the combination of a very strategic transaction and use of foreign cash makes this a compelling transaction for the shareholders of both companies,, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of business, economic, legal and other risks that are inherently uncertain and difficult to predict, including, but not limited to: the actual timing of the closing of the acquisition, the satisfaction of the conditions to closing in the acquisition agreement, any termination of the acquisition agreement, changes in demand or market acceptance of the products of Microchip or ISSC and the products of their respective customers, changes in demand or market acceptance of Microchip’s products and the products of its customers; competitive developments; the costs and outcome of any current or future litigation involving Microchip, ISSC or the acquisition transaction; the effect of the acquisition on Microchip’s and ISSC‘s existing relationships with customers and vendors and their operating results and businesses; the progress and costs of development of Microchip and ISSC products and the timing and market acceptance of those new products; Microchip’s ability to successfully integrate ISSC‘s operations and employees and retain key employees; and general economic, industry or political conditions in the United States or internationally. For a detailed discussion of these and other risk factors, please refer to the SEC filings of Microchip including those on Forms 10-K and 10‑Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip’s website (www.microchip.com) (as applicable), or the SEC's website (www.sec.gov), or from commercial document retrieval services.

- - more - -

Microchip Technology and ISSC
Announce Acquisition of
ISSC by Microchip

Stockholders of Microchip and ISSC are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date such statements are made. Neither Microchip nor ISSC undertakes any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 22, 2014 press release, or to reflect the occurrence of unanticipated events.

About Microchip Technology

Microchip Technology Inc. (NASDAQ: MCHP) is a leading provider of microcontroller, mixed-signal, analog and Flash-IP solutions, providing low-risk product development, lower total system cost and faster time to market for thousands of diverse customer applications worldwide. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

About ISSC:

ISSC Technologies Corporation (TW OTC:5261) is a leading developer of advanced wireless solutions. Its award-winning KleanWireTM technology enables world-class personal Bluetooth products to enrich your life wirelessly. ISSC is a market leader in Bluetooth SOC solutions for wireless Headset, Speaker, Connectivity, and HID products. Founded in 1999 and publicly traded on the Taiwan GreTai Securities Market under the code "5261" in 2013, ISSC is headquartered in Hsinchu, Taiwan (Hsinchu Science Park) and has customer service or research activities in Shenzhen, China and Torrance, California. For more information, go to www.issc-tech.com.

- - end - -